Exhibit 99.1

For Immediate Release

For Further Information Contact:

Andrew Fisher at (202) 483-7000

Email: Afisher@unither.com

UNITED THERAPEUTICS CORPORATION

COMPLETES ENROLLMENT OF FREEDOM-M TRIAL

Silver Spring, MD, February 2, 2011: United Therapeutics Corporation (NASDAQ: UTHR) announced today that enrollment in its FREEDOM-M registration trial was completed on January 31, 2011.

FREEDOM-M is a 12-week, multi-center, international, double-blind, randomized, placebo-controlled study of a sustained release oral formulation of treprostinil diethanolamine in pulmonary arterial hypertension (PAH) patients not receiving any other approved PAH therapy.

The FREEDOM-M study enrolled 349 patients, compared to a target enrollment of 315 patients.  The primary endpoint of the trial is change in six-minute walk distance at Week 12 in the treatment group compared to placebo.

“We are excited to achieve this important milestone,” said Roger Jeffs, Ph.D., President and Chief Operating Officer of United Therapeutics. “PAH patients and physicians have long awaited an approved oral prostacyclin therapy for this disease, and this milestone brings us one step closer to that goal.”

United Therapeutics expects to unblind and announce preliminary analysis of the FREEDOM-M study results in mid-2011.

About United Therapeutics Corporation

United Therapeutics is a biotechnology company focused on the development and commercialization of unique products to address the unmet medical needs of patients with chronic and life-threatening conditions. [uthr-g]

Forward-looking Statements

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, our expectations on the timing of unblinding of the FREEDOM-M study and our belief that the FREEDOM-M study unblinding will bring us closer to the goal of achieving an approved oral prostacyclin therapy for PAH.  These forward-looking statements are subject to certain risks and uncertainties, such as those described in our periodic reports filed with the Securities and Exchange Commission, that could cause actual results to differ materially from anticipated results. Consequently, such forward-looking statements are qualified by the cautionary statements, cautionary language and risk factors set forth in our periodic reports and documents filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and current reports on Form 8-K. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We are providing this information as of February 2, 2011, and assume no obligation to update or revise the information contained in this press release whether as a result of new information, future events or any other reason.

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